Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports Fourth Quarter and Full Year 2015 Financial Results

Philadelphia, PA — March 24, 2016 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the fourth quarter and full year ended December 31, 2015 (see attached tables).

Total revenue for the fourth quarter of 2015 was a record $189.8 million, an increase of 11.3% from the fourth quarter of 2014.  Consulting fee revenue for the fourth quarter was a record $161.5 million, an increase of 7.6% from the prior year’s fourth quarter.

EBITDA for the fourth quarter was $5.5 million, up 1.9% from the fourth quarter of 2014.  Operating profit for the fourth quarter was $2.9 million, a 4.8% decrease from the prior year’s fourth quarter.  Net loss for the fourth quarter was ($1.1 million), or ($0.02) per diluted share, compared to a net loss of ($4.0 million), or ($0.08) per diluted share, in the fourth quarter of 2014.

During the fourth quarter of 2015, there were unusual expenses totaling $5.0 million that adversely impacted the company’s financial results.  These charges included the following:

•                  $2.2 million of increased bad debt expense primarily related to certain accounts receivable in the Middle East;

•                  $1.0 million related to a write-down of a note receivable to the value of the underlying collateral;

•                  $0.8 million of legal and other professional fees related to the shareholder proxy contest;

•                  $0.6 million of severance costs associated with our cost optimization plan; and

•                  $0.4 million of legal and other professional fees related to the restatement of our consolidated financial statements for 2014, 2013 and 2012.

Excluding the impact of the above unusual expenses in the 2015 fourth quarter, EBITDA would have been $10.5 million, operating profit would have been $7.9 million and net earnings would have been $3.6 million, or $0.07 per diluted share. (Please see “Non-GAAP Measures,” below.)

The company’s total backlog at December 31, 2015 was $860 million, down 2.2% since September 30, 2015.  Twelve-month backlog at December 31, 2015 was $388 million, down 2.3% from $397 million at September 30, 2015.

“We achieved record revenues and returned to profitability in 2015, a significant improvement from 2014,” said David L. Richter, Hill’s President and Chief Executive Officer. “Although challenges in the Middle East are likely to persist due to current low oil prices, we are still targeting a modest level of overall revenue growth this year.  Our continuing focus in 2016 will be to minimize our indirect costs and maximize our bottom-line profitability so that we can use our anticipated strong cash flow to reduce our outstanding debt,” added Richter.

Full Year 2015 Results

Total revenue for 2015 was a record $720.6 million, an increase of 12.3% from 2014.  Consulting fee revenue for 2015 was a record $631.0 million, an increase of 9.3% over the prior year.

EBITDA for 2015 was $41.0 million, a 3.3% decrease from 2014.  Operating profit for 2015 was $30.8 million, a 9.1% decrease from the prior year.  Net earnings for 2015 were $6.9 million, or $0.14 per diluted share, compared to a net loss of ($6.1 million), or ($0.14) per diluted share, during 2014.

During 2015, there were unusual expenses totaling $8.7 million that negatively impacted Hill’s financial results.  These charges included the impact of the unusual expenses discussed above plus the following expenses recorded during the first three quarters of 2015:

•                  $1.2 million of increased bad debt expense related to certain accounts receivable primarily in the Middle East;

•                  $0.9 million of severance costs associated with our cost optimization plan;

•                  $0.6 million of legal and other professional fees related to the shareholder proxy contest; and

•                  $1.0 million of legal fees and settlement costs in connection with a labor dispute with a former executive and his new employer.

Excluding the impact of all of the above unusual expenses, in 2015 EBITDA would have been $49.7 million, operating profit would have been $39.5 million and net earnings would have been $15.1 million, or $0.29 per diluted share. (Please see “Non-GAAP Measures,” below.)

2016 Guidance

Based on current market conditions and the backlog amounts described above, the company estimates that consulting fee revenue in 2016 will be between $630 million and $660 million. This guidance reflects approximately 0% to 5% growth in consulting fee revenue for the year. The company also estimates that 2016 EBITDA margin as a percentage of consulting fees will be between 8% and 10%, up from 6.5% in 2015.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group.  Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, project labor agreement consulting, commissioning, estimating and cost management, labor compliance and facilities management services.

Total revenue at Hill’s Project Management Group during the fourth quarter of 2015 was a record $150.0 million, an increase of 14.7% from the fourth quarter of 2014.  Consulting fee revenue for the fourth quarter at the Projects Group was a record $122.8 million, an increase of 10.0% from the prior year’s fourth quarter.  Operating profit for the Projects Group for the fourth quarter was $12.9 million, an increase of 16.0% from the fourth quarter of 2014.

Total revenue at the Projects Group during 2015 was a record $552.6 million, an increase of 13.3% from 2014.  Consulting fee revenue for the Projects Group during 2015 was a record $467.9 million, an increase of 9.1% from the prior year.  Operating profit for the Projects Group for 2015 was a record $55.9 million, up 5.2% from 2014.

Construction Claims Group.  Hill’s Construction Claims Group provides claims consulting, management consulting, litigation support, expert witness testimony, cost/damages assessment, delay/disruption analysis, adjudication, lender advisory, risk management, forensic accounting, fraud investigation, Project Neutral and international arbitration services.

Total revenue at Hill’s Construction Claims Group during the fourth quarter of 2015 was $39.8 million, an increase of 0.3% from the fourth quarter of 2014.  Consulting fee revenue for the fourth quarter at the Claims Group was $38.7 million, an increase of 0.7% from the prior year’s fourth quarter.  Operating profit for the Claims Group for the fourth quarter of 2015 was $0.1 million, unchanged from the fourth quarter of 2014.

Total revenue at the Claims Group during 2015 was a record $168.0 million, an increase of 9.2% from 2014.  Consulting fee revenue for the Claims Group for 2015 was a record $163.1 million, an increase of 10.0% from the prior year.  Operating profit for the Claims Group for 2015 was $11.7 million, an increase of 6.8% from 2014.

Conference Call

David L. Richter, Hill’s President and Chief Executive Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on March 28, 2016, at 11:00 am Eastern Time to discuss the financial results for the fourth quarter and full year ended December 31, 2015.  Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”.  Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed from Hill’s website for approximately 90 days.

About Hill International

Hill International, with 4,800 employees in over 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the seventh largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

The Hill International, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5733

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and

Corporate Communications

(215) 309-7710

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Consulting fee revenue	$161,493	$150,029	$630,951	$577,117
Reimbursable expenses	28,261	20,421	89,654	64,476
Total revenue	189,754	170,450	720,605	641,593

Cost of services	94,192	84,284	362,366	329,755
Reimbursable expenses	28,261	21,381	89,654	64,476
Total direct expenses	122,453	105,665	452,020	394,231
Gross profit	67,301	64,785	268,585	247,362
Selling, general and administrative expenses	64,402	61,747	237,504	213,424
Equity in loss of affiliates	6	—	237	—
Operating profit	2,893	3,038	30,844	33,938
Interest expense, net	3,411	3,651	14,663	30,485
Earnings (loss) before income taxes	(518)	(613)	16,181	3,453
Income taxes	462	3,183	8,442	8,300
Consolidated net income (loss)	(980)	(3,796)	7,739	(4,847)
Less: net earnings - noncontrolling interest	134	212	808	1,301
Net earnings (loss) attributable to Hill International, Inc.	$(1,114)	$(4,008)	$6,931	$(6,148)

Basic earnings (loss) per common share - Hill International, Inc.	$(0.02)	$(0.08)	$0.14	$(0.14)

Basic weighted average common shares outstanding	51,504	50,370	50,874	44,370

Diluted earnings (loss) per common share - Hill International, Inc.	$(0.02)	$(0.08)	$0.14	$(0.14)

Diluted weighted average common shares outstanding	51,504	50,370	51,311	44,370

Selected Segment Data

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Project Management
Consulting fee revenue	$122,755	$111,549	$467,877	$428,827
Total revenue	$149,990	$130,795	$552,576	$487,754
Gross profit	$46,475	$43,495	$179,032	$165,021
Gross profit as a percent of consulting fee revenue	37.9%	39.0%	38.3%	38.5%
Selling, general and administrative expenses	$33,586	$32,390	$122,875	$111,847
SG&A expenses as a percentage of consulting fee revenue	27.4%	29.0%	26.3%	26.1%
Operating profit before equity in loss of affiliates	$12,889	$11,105	$56,157	$53,174
Equity in loss of affiliates	(6)	—	(237)	—
Operating profit	$12,883	$11,105	$55,920	$53,174
Operating profit as a percent of consulting fee revenue	10.5%	10.0%	12.0%	12.4%

Construction Claims
Consulting fee revenue	$38,738	$38,480	$163,074	$148,290
Total revenue	$39,764	$39,655	$168,029	$153,839
Gross profit	$20,826	$21,290	$89,553	$82,341
Gross profit as a percent of consulting fee revenue	53.8%	55.3%	54.9%	55.5%
Selling, general and administrative expenses	$20,773	$21,235	$77,813	$71,345
SG&A expenses as a percentage of consulting fee revenue	53.6%	55.2%	47.7%	48.1%
Operating profit	$53	$55	$11,740	$10,996
Operating profit as a percent of consulting fee revenue	0.1%	0.1%	7.2%	7.4%

Selected Other Financial Data

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Consulting fee revenue	$161,493	$150,029	$630,951	$577,117

Total revenue	$189,754	$170,450	$720,605	$641,593

Gross profit	$67,301	$64,785	$268,585	$247,362
Gross profit as a percentage of consulting fee revenue	41.7%	43.2%	42.6%	42.9%
Selling, general and administrative expenses (excluding corporate expenses)	$54,359	$53,625	$200,688	$183,192
Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	33.7%	35.7%	31.8%	31.7%
Corporate expenses	$10,043	$8,122	$36,816	$30,232
Corporate expenses as a percentage of consulting fee revenue	6.2%	5.4%	5.8%	5.2%
Operating profit before equity in loss of affiliates	$2,899	$3,038	$31,081	$33,938
Equity in loss of affiliates	$(6)	$—	$(237)	$—
Operating profit	$2,893	$3,038	$30,844	$33,938
Operating profit as a percent of consulting fee revenue	1.8%	2.0%	4.9%	5.9%
Effective income tax rate	(89.2)%	(519.4)%	52.2%	240.4%

	As of December 31,
	2015	2014
Selected Balance Sheet Data:
Cash and cash equivalents	$24,089	$30,124
Accounts receivable, net	243,417	195,098
Current assets (1)	291,591	256,589
Total assets (2)	442,563	412,897
Current liabilities (1)	143,048	139,244
Total debt (2)	144,983	121,524
Stockholders’ equity:
Hill International, Inc. share of equity	$113,969	$113,288
Noncontrolling interests	4,070	8,712
Total equity	$118,039	$122,000

(1) The amounts as of December 31, 2014 have been revised to reflect the retrospective adoption of ASU 2015-17.

(2) The amounts as of December 31, 2014 have been revised to reflect the retrospective adoption of ASU 2015-03.

Non-GAAP Measures

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA as adjusted for unusual items, operating income as adjusted for unusual items, and net earnings as adjusted for unusual items are not measures of financial performance under generally accepted accounting principles (“GAAP”).  These financial measures, in addition to operating profit, net earnings and other GAAP measures, are useful indicators of Hill’s financial and operating performance and its ability to generate cash flow from operations that are available for taxes and capital expenditures.  The Company believes that such non-GAAP information provides investors with an overall perspective of the period-to-period performance of the Company’s business.  Investors should recognize that such non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

EBITDA and EBITDA as Adjusted

A reconciliation of EBITDA and EBITDA, as adjusted, to the most directly comparable GAAP measure follows.

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Net earnings (loss)	$(1,114)	$(4,008)	$6,931	$(6,148)
Interest expense, net	3,411	3,651	14,663	30,485
Income tax expense	462	3,184	8,442	8,300
Depreciation and amortization	2,718	2,547	11,004	9,823
EBITDA	5,477	5,374	41,040	42,460
Libya credit	—	—	—	(4,948)
Bad debt expense	2,247	—	3,350	—
Severance costs	562	—	1,495	—
Proxy contest	832	—	1,369	—
Labor dispute	—	—	1,048	—
Note reduction	959	—	959	—
Restatement	398	—	460	—
Earnout reductions	—	—	—	(2,117)
Total adjustments	4,998	—	8,681	(7,065)
EBITDA, as adjusted	$10,475	$5,374	$49,721	$35,395

Reconciliation of Non-GAAP Operating Profit as Adjusted and Net Earnings as Adjusted

The following table reconciles operating profit and net earnings to the adjusted amounts.

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Operating profit, as reported	$2,893	$3,038	$30,844	$33,938
Adjustments as above	4,998	—	8,681	(7,065)
Non-GAAP operating profit, as adjusted	$7,891	$3,038	$39,525	$26,873

Net earnings (loss), as reported	$(1,114)	$(4,008)	$6,931	$(6,148)
Adjustments, as above	4,998	—	8,681	(7,065)
Income tax effect of adjustments	(245)	—	(529)	250
Net earnings (loss), as adjusted	$3,639	$(4,008)	$15,083	$(12,963)

Non-GAAP adjusted earnings (loss) per diluted share	$0.07	$(0.08)	$0.29	$(0.29)

Diluted weighted average common shares outstanding	51,504	50,370	51,311	44,370